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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                                 MORGAN STANLEY
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             (Exact Name of Registrant as Specified in Its Charter)


            DELAWARE                                    36-3145972
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(State of Incorporation or Organization)    (IRS Employer Identification no.)
  1585 Broadway, New York, New York                     10036


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(Address of Principal Executive Offices)            (Zip Code)

If this Form relates to the               If this Form relates to the
registration of a class of securities     registration of a class of
pursuant to Section 12(b) of the          securities pursuant to Section 12(g)
Exchange Act and is effective pursuant    of the Exchange Act and is effective
to General Instruction A.(c), please      pursuant to General Instruction A.(d),
check the following box. |X|              please check the following box. |_|


Securities  Act  registration  statement file number to which this form relates:
333-117752


Securities to be registered pursuant to Section 12(b) of the Act:



           Title of Each Class               Name of Each Exchange on Which
           to be so Registered                 Each Class is to be Registered
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Global Medium-Term Notes, Series F,       THE AMERICAN STOCK EXCHANGE LLC
PLUS(SM) due June 2006 (Mandatorily
Exchangeable for an Amount in U.S.
Dollars Based on the Value of Common
Stock of Two Pharmaceutical Companies)


Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                                (Title of Class)


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     Item 1.   Description of the Registrant's Securities to be Registered.

     The title of the class of securities to be registered hereunder is: "Global Medium-Term Notes, Series F, PLUS(SM) due June 30, 2006 (Mandatorily Exchangeable for an Amount Payable in U.S. Dollars Based on the Value of Common Stock of Two Pharmaceutical Companies)" (the "PLUS"). A description of the PLUS is set forth under the caption "Description of Debt Securities" in the prospectus included within the Registration Statement of Morgan Stanley (the "Registrant") on Form S-3 (Registration No. 333-117752) (the "Registration Statement"), as supplemented by the information under the caption "Description of Notes" in the prospectus supplement dated November 10, 2004 and filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), which description is incorporated herein by reference, and as further supplemented by the description of the PLUS contained in the pricing supplement dated March 23, 2005 to be filed pursuant to Rule 424(b) under the Act, which contains the final terms and provisions of the PLUS and is hereby deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

     Item 2.   Exhibits.

     The following documents are filed as exhibits hereto:

     4.1  Proposed form of Global Note evidencing the PLUS.

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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       MORGAN STANLEY
                                       (Registrant)


Date: March 23, 2005              By:   /s/ Jeanne E. Greeley
                                       -------------------------------------
                                        Jeanne E. Greeley
                                        Assistant Secretary and Counsel

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                                INDEX TO EXHIBITS



Exhibit No.                                                      Page No.

4.1  Proposed form of Global Note evidencing the PLUS               A-1